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COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS
OF ADC TELECOMMUNICATIONS, INC.
RESTATED AS OF MARCH 1, 2002

1.    Purpose

  The purpose of this Compensation Plan (the "Plan") is to enable Directors of ADC Telecommunications, Inc. (the "Company") who are not employees of the Company to elect to receive their fees as members of the Board of Directors in a form most advantageous to them. The Plan permits such Directors to elect to receive this compensation in one or more of the following methods:

  a.
  In cash on a current basis;

  b.
  In cash on a deferred basis (a "Deferred Cash Election");

  c.
  In Company stock on a deferred basis (a "Deferred Stock Election"); and

  d.
  In options to acquire Company stock on a current basis (an "Option Exchange Election").

2.    Effective Date

  This Plan was originally adopted on March 30, 1982. The effective date of this restatement is March 1, 2002.

3.    Eligibility

  All members of the Board of Directors who are not employees of the Company ("Participants") are eligible for the Plan.

4.    Compensation Covered by the Plan

  The compensation covered by the Plan which is eligible to be deferred or exchanged is as follows (the "Eligible Fees"):

  a.
  For a Deferred Cash Election: the annual cash retainer, any Board Committee Chairperson retainer, and all meeting attendance fees;

  b.
  For a Deferred Stock Election or an Option Exchange Election: The annual cash retainer and any Board Committee Chairperson retainer.

  No other compensation or fees otherwise payable to a Director shall be eligible for an election under this Plan.

5.    Election to Defer

  Elections to defer Eligible Fees must be made with respect to each Plan Year. Each Participant may, in lieu of receiving current covered compensation for any Plan Year, elect to defer Eligible Fees as follows using the Deferral Election Form attached hereto as Exhibit A:

  a.
  All Eligible Fees;

  b.
  Any designated percentage of his/her Eligible Fees; or

  c.
  Any designated dollar amount of his/her Eligible Fees.

  To be effective for any Plan Year, a Deferral Election Form must be submitted to the Company prior to the first day of the Plan Year. That portion of Eligible Fees for which a valid Deferral Election Form has not been timely received by the Company will be paid in cash in accordance with the Company's customary practice of paying such Eligible Fees. Once a Plan Year has commenced, all Deferral Elections under this Plan for such Plan Year shall be irrevocable.

6.    Plan Year

  For periods prior to the March 1, 2002 restatement of this Plan, the Plan operated on an annual basis ending on the date of the Company's annual shareholders' meeting each year. Beginning January 1, 2003, the Plan shall operate on a calendar year basis. Accordingly, the following transitional rules shall apply for calendar year 2002:

  a.
  Deferred Cash Elections: For Deferred Cash Elections previously made with respect to the Plan Year commencing February 19, 2002 (the date of the Company's 2002 annual shareholders' meeting), the Plan Year shall begin on February 19, 2002, and end on December 31, 2002. All Deferred Cash Elections for this transition year and earlier years must have been made on or before the end of the calendar year immediately preceding the beginning of the deferral Plan Year.

  b.
  Deferred Stock Elections and Option Exchange Elections: As these forms of elections were not available until the March 1, 2002 restatement of this Plan, the transition year shall cover the period commencing April 1, 2002, through December 31, 2002. All Deferred Stock and Option Exchange Elections for such transition year must be made on or before March 30, 2002.

7.    Deferred Cash Election

  For Directors who make a Deferred Cash Election, the Company will establish an account (a "Deferral Account") and will credit to the Deferral Account the amount of the Eligible Fees earned by him/her as of the date such fees would normally be payable by the Company. In addition, the Company shall accrue as of the last day of each month, interest on the balance in such Deferral Account at the prime commercial rate (the "Prime Rate") of Wells Fargo Bank Minnesota, N.A., in effect for such month.

        a.    Funding of the Deferral Account

    The amounts credited to each Participant's Deferral Account shall not be held by the Company in a trust, escrow or similar fiduciary capacity, and neither the Participant, nor any legal representative, shall have any right against the Company with respect to any portion of the Deferral Account except as a general unsecured creditor of the Company.

        b.    Timing of Distributions

    At the time a Participant's initial Deferred Cash Election is made, each Participant shall specify the time and manner in which the balance in his/her Deferral Account shall be distributed. The time and manner for distributions specified on a Participant's initial election form shall remain in effect for all successive elections until amended in accordance with Section 7(d). If a Participant does not specify an election for the timing and manner of a distribution, the balance of a Participant's Deferral Account shall be distributed in a lump sum within 30 days following such Participant's cessation of service as a member of the Board of Directors. The Participant shall be entitled to receive, or to commence receiving, his/her deferred cash compensation as follows:

    i.
    On a date set by him/her;

    ii.
    On the occurrence of a stated event, such as his/her death, retirement from his/her principal business activity, termination of services as a Director, disability or any other event or occurrence stipulated by him/her and approved by the Administrator.

        c.    Manner of Distribution

    Each Participant shall be entitled to receive the balance in his/her Deferral Account in any one of the following manners:

    i.
    In a lump sum;

    ii.
    In approximately equal quarterly installments over a period of years stipulated by him/her;

    iii.
    In approximately equal quarterly installments of a value stipulated by him/her until the Deferral Account is exhausted; or

    iv.
    Any other form or manner of distribution determined by him/her and approved by the Administrator.

        d.    Amendments to Timing or Form of Distribution

    A Participant may rescind the initial designation of the timing and manner of distribution made pursuant to Section 7(b) by making a new designation on the Distribution Amendment Form attached hereto as Exhibit B. To be effective, such Distribution Amendment Form must be made no later than the last day of the second Plan Year preceding the Plan Year in which distribution is to commence. (By way of example, a Participant who receives a distribution in 2004 must make a new designation no later than December 31, 2002, for the new designation to be effective.) Once distributions have commenced pursuant to a valid distribution election, no further amendments to the manner of such distribution may be made.

8.    Deferred Stock Election

        a.    Exchange Election

    Eligible Participants may elect to exchange part or all of their Eligible Fees for a Plan Year for the Company's commitment to issue to such Participants a fixed number of shares of common stock of the Company at a future date. No actual shares of common stock shall be issued until the distribution date described in Section 8(c) hereof. The Company's commitment to issue shares shall be referred to as "Phantom Shares." The Phantom Shares shall not be considered issued and outstanding shares for purposes of shareholder voting rights, but shall be treated the same as outstanding shares for purposes of dividends and other distributions.

    The number of shares which the Company shall be obligated to issue as a result of a Deferred Stock Election will equal the dollar amount of the Eligible Fee elected to be deferred divided by the closing price of ADC common stock on first business day of the Plan Year for which the election is effective, rounded to the nearest whole number of shares. An example of this calculation is attached hereto as Exhibit C.

        b.    Terms and Vesting of Phantom Shares

    The Phantom Shares shall be subject to forfeiture if the Participant ceases to serve as a Director at any time during the Plan Year for which such Phantom Shares were issued. All Phantom Shares issued under and subject to the terms of this Plan will be issued under the Company's Global Stock Incentive Plan and/or its successor plans and shall be deemed to be "restricted stock units" for purposes of such Plan.

        c.    Distribution of Phantom Shares

    Provided that the Phantom Shares have not been forfeited, the actual shares of the Company's common stock represented by the Phantom Shares will be distributed as soon as administratively feasible following the Participant's cessation of service as a member of the Board of Directors.

9.    Option Exchange Election

        a.    Exchange Election

    Participants may elect to exchange part or all of their Eligible Fees for a Plan Year for options to purchase common stock of the Company. The number of option shares granted as a result of the exchange will equal the dollar amount of the Eligible Fees elected to be exchanged multiplied by 4.5, with this product being divided by the closing price of ADC common stock on the effective date of the grant. The final number of option shares will be rounded to the nearest whole number of shares. An example of this exchange calculation is attached hereto as Exhibit D.

        b.    Effective Date of Stock Option Grant

    The effective date of the stock options granted under the Plan will be the first business day of the Plan Year for which an election is made.

        c.    Terms and Vesting of Options

    The exercise price of the stock options granted under this Plan will be the closing price of the Company's common stock on the effective date of the grant. All options granted under this Plan shall vest and become exercisable one (1) year after the effective date of the grant, provided that the Participant continues to serve as a Director of the Company during such one (1) year period. The term of the options granted under this Plan shall be ten (10) years, subject to earlier termination in the case of death. All options granted under this Plan will be nonqualified stock options, and not "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

        d.    Stock Option Issuance

    All stock options issued under this Plan will be granted under the Company's Global Stock Incentive Plan and/or its successor plans. The terms of each option grant will be detailed in the Global Stock Incentive Plan and a stock option agreement provided as soon as administratively feasible following the date of the grant.

10.  General Provisions

        a.    Distribution in Event of Death

    In the event of death, distribution of the Deferral Account or actual shares of common stock represented by Phantom Shares will be made to the Beneficiary named by the Participant or to that person who would have a right to receive such distribution by will or by the applicable laws of descent and distribution. The transfer of outstanding stock options in the event of death shall be determined by the terms of the stock option agreement and the Company's Global Stock Incentive Plan.

        b.    Distribution in Event of Change of Control

    Notwithstanding any other provision of this Plan, in the event of a Change of Control (as defined below), each Participant shall receive within ten (10) business days after the date of such Change of Control, the following:

    i.
    If a Participant has a balance in the Deferral Account, a lump sum payment of the entire balance contained in his/her Deferral Account, together with interest at the Prime Rate, on the average daily balance in such Deferral Account for the period since the last interest accrual pursuant to Section 7 through the date of such Change of Control;

    ii.
    If a Deferred Stock Election is in effect, a distribution of the number of shares represented by the Phantom Shares issued pursuant to such election;

    iii.
    If an Option Exchange Election is in effect, the exercisability of the options will be determined by the terms of the stock option agreement.

    For purposes of this Section 10(b), a "Change in Control" shall have the meaning given to such phrase in the Company's Executive Change in Control Severance Pay Plan (2002 Restatement), effective July 1, 2001.

        c.    Administration of the Plan

    The Administrator of the Plan shall be the President of the Company or a Committee of Officers or employees of the Company appointed by the President. The President shall, from time to time, advise Participants as to the identity of the Administrator. The Administrator shall interpret the Plan and make all decisions with respect to the rights of Participants hereunder.

        d.    Amendment or Termination

    This Plan may be amended or terminated at any time by the Administrator provided, however, that the rights of Directors or former Directors theretofore accrued under the Plan shall not thereby be affected without their consent.

        e.    Cautionary Statement

    Participants should be aware that their participation in the Plan involves the following risks, among others:

    i.
    Balances in the Deferral Account represented unfunded, unsecured general obligations of the Company. If the Company is unable to pay its debts as they become due, Participants may not be able to collect the balances in their Deferral Accounts.

    ii.
    The value of the Phantom Shares and the stock options granted pursuant to the Plan will depend on the value of ADC common stock. An investment in ADC common stock involves risk. Participants are encouraged to review ADC's filings with the U.S. Securities and Exchange Commission for a description of some of the risk factors associated with an investment in ADC's common stock.

    iii.
    Stock options and Phantom Shares issued pursuant to the Plan are subject to forfeiture if a Participant does not maintain service as a Director through the end of the Plan Year of such issuance.

EXHIBIT A

DEFERRAL ELECTION FORM

I, the undersigned, a Director of ADC Telecommunications, Inc., am making the following elections for the deferral of any Eligible Fees I may receive, as described in the Compensation Plan for Nonemployee Directors of ADC Telecommunications, Inc. (restated as of March 1, 2002).

I elect to defer the Eligible Fees for the Plan Year commencing APRIL 1, 2002 (specify dollar amount or percent of Eligible Fees):

	Deferred Cash Election	Deferred Stock Election	Option Exchange Election
Annual Retainer	N/A
Committee Chair Retainer	N/A
Meeting Attendance Fees	N/A	N/A	N/A

        If you are making an initial Deferred Cash Election, please specify the timing and manner for distribution of your Deferred Account:

        I elect to begin receiving deferred cash compensation on:

        Specified Date

        Specified Event

        I elect to receive deferred cash compensation in the following manner:

        ☐    Lump Sum

        ☐    Equal Quarterly Installments for              number of years.

        ☐    Equal Quarterly Installments of                  dollars.

        ☐    Other Manner

I understand that any election I make to defer Eligible Fees will be covered by the terms of the Compensation Plan for Nonemployee Directors of ADC Telecommunications, Inc. (restated as of March 1, 2002), a copy of which I have received.

Date	By
(Print Name)

EXHIBIT B

DISTRIBUTION AMENDMENT FORM

I, the undersigned, a Director of ADC Telecommunications, Inc., hereby amend the distribution plan for the balance in my Deferred Account maintained pursuant to the Compensation Plan for Nonemployee Directors of ADC Telecommunications, Inc. (restated as of March 1, 2002), as follows:

        I elect to begin receiving deferred cash compensation on:

        Specified Date

        Specified Event

        I elect to receive deferred cash compensation in the following manner:

        ☐    Lump Sum

        ☐    Equal Quarterly Installments for      number of years.

        ☐    Equal Quarterly Installments of              dollars.

        ☐    Other Manner

I understand that this amendment is only effective if my distributions commence on or after the first day of the second Plan Year after the Plan Year during which this amendment is filed.

Date	By
(Print Name)

EXHIBIT C

DEFERRED STOCK EXAMPLE—PHANTOM SHARES

Assumptions

Deferred Stock Election:	50% of Eligible Fees
Annual Cash Retainer Fee:	$25,000
FMV of stock on first business day of Plan Year:	$5.00
Effective Date of Grant:	First business day of Plan Year

Exchange Calculation    (Number of Phantom Shares awarded)

Fee × Exchange Election % = FMV per share on Effective Date
$25,000 × 50% = $5.00
$12,500 = 2,500 Phantom Shares $5.00

EXHIBIT D

EXCHANGE EXAMPLE—STOCK OPTIONS

Assumptions

Option Exchange Election:	50% of Eligible Fees
Annual Cash Retainer Fee:	$25,000
FMV of stock on first business day of Plan Year:	$5.00
Effective Date of Grant:	First business day of Plan Year

Exchange Calculation    (Number of option shares awarded)

Fee × Exchange Election % × 4.5 = FMV per share on Effective Date
$25,000 × 50% × 4.5 = $5.00
$56,250 = 11,250 option shares $5.00

Exercise Price of Options:    $5.00 (FMV on grant date)

EXHIBIT E
BENEFICIARY ELECTION FORM

COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS OF
ADC TELECOMMUNICATIONS, INC.

I.    DIRECTOR INFORMATION

Last Name	First	MI (if applicable)

Mailing Address (If you have an address change, contact your Human Resources Department)

City	Province (if applicable) Country	Postal Code

II.    BENEFICIARY DESIGNATION

In accordance with the provisions of the Plan, I hereby designate any and all deferral amounts payable under the Plan by reason of my death to the following beneficiary(ies). Further, I understand that should my primary beneficiary(ies) precede me in death, my contingent beneficiary(ies) will become the primary beneficiary(ies) of my Plan account and any accumulated contributions. I understand that this beneficiary designation revokes any previous designation(s). I understand that in the event any persons designated below survive me, any and all death benefits payable will be distributed in accordance with the provisions of the Plan. I also reserve the right to change this designation at any time by completing a new Beneficiary Election Form.

PRIMARY BENEFICIARY(IES)

Name	Relationship (Date of Birth)	Address & Phone Number	Percent Of Benefit (Total = 100%)

CONTINGENT BENEFICIARY(IES)

Name	Relationship (Date of Birth)	Address & Phone Number	Percent Of Benefit (Total = 100%)

III.    SIGNATURE

Signature	Date

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COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS OF ADC TELECOMMUNICATIONS, INC. RESTATED AS OF MARCH 1, 2002
EXHIBIT A DEFERRAL ELECTION FORM
EXHIBIT B DISTRIBUTION AMENDMENT FORM
EXHIBIT C DEFERRED STOCK EXAMPLE—PHANTOM SHARES
EXHIBIT D EXCHANGE EXAMPLE—STOCK OPTIONS
EXHIBIT E BENEFICIARY ELECTION FORM COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS OF ADC TELECOMMUNICATIONS, INC.